UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 7, 2020

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cannon Street
London, England EC4N6EU
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

On March 7, 2020, the VALARIS DS-8 experienced a non-drilling incident while operating offshore Angola resulting in the blowout preventer (BOP) stack being disconnected from the riser while the rig was moving between well locations. The BOP stack dropped to the seabed floor, clear of any subsea structures.  Valaris plc (the “Company”) has located the BOP stack and is actively working on ways to recover or replace the BOP stack so that operations can be resumed.  No injuries, environmental pollution or third-party damage resulted from the BOP stack being disconnected.  The Company is investigating the cause of the incident.

The rig is contracted to operate through November 2020 at an operating rate of approximately $620,000 per day. The operator could seek to terminate the drilling contract for VALARIS DS-8 as a result of this incident. If this drilling contract were terminated, it would decrease the Company’s contracted revenue backlog of $2.5 billion as of December 31, 2019 by approximately $150 million, and negatively impact the Company’s 2020 EBITDA guidance of $210 million to $240 million, which was provided on its February 21, 2020 conference call, by approximately $150 million, inclusive of estimated BOP repair costs. The Company has loss of hire insurance for VALARIS DS-8 and will seek to recover losses incurred, in accordance with the terms of the policy.  There is a 45-day deductible waiting period under the policy, and there can be no assurance as to the timing and amount of insurance proceeds paid to the Company.
Statements contained in this Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements involving the potential termination of the VALARIS DS-8 drilling contract and the associated impact on financial results and any recovery of insurance proceeds. Such statements are subject to numerous risks, uncertainties and assumptions. In addition, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in the Company’s subsequent quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov or on the Investor Relations section of the our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

Date: March 10, 2020	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel

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